EXHIBIT 5

                       HUNTON & WILLIAMS
                  Riverfront Plaza, East Tower
                      951 East Byrd Street
                 Richmond, Virginia  23219-4074
                   Telephone (804) 788-8200
                   Facsimile (804) 788-8218



                                         File No.:  26193.000066
                                     Direct Dial:  (804) 788-8269


                         May 24, 1996



Board of Directors
Tultex Corporation
101 Commonwealth Boulevard
Martinsville, VA 24112


               Registration Statement on Form S-8
          Tultex Corporation Consolidated Incentive Plan


Ladies and Gentlemen:

     We are counsel for Tultex Corporation (the "Company") in connection with the registration under the Securities Act of 1933 of 500,000 shares of its common stock (the "Common Stock") to be issued as described in the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission and relating to the Company's Consolidated Incentive Plan. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

     We are of the opinion that:

     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia.

     2. The Common Stock has been duly authorized and, when the shares have been issued as described in the Registration
Statement, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus included therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                              Very truly yours,


                              /s/ Hunton & Williams